Exhibit 10.1

AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

This Amendment to Securities Purchase Agreement (“Amendment”), is made and entered into effective as of December __,2021 (the “Effective Date”), by and between Quantum Computing Inc., a Delaware corporation (the “Company”), and __________________________________________, (“Investor”). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Warrants (as defined below).

WHEREAS, effective November 10, 2021 , the Company conducted a private placement offering (the “Private Placement”) pursuant to a securities purchase agreement (the “Purchase Agreement”) with the Investor whereby the Investor had agreed to purchase from the Company an aggregate of ________ shares of the Company’s newly created Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) and warrants to purchase ________ shares of the Company’s common stock (the “Warrants”) ; and

WHEREAS, the Company and investors wish to clarify that the issuance of shares pursuant to the conversion of the Series A Preferred Stock and the exercise of the warrants are subject to NASDAQ Rule 5635(d);

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1. Amendment to Securities Purchase Agreement. Section 3.1(e) is hereby deleted in its entirety and replaced with the following:

Filings, Consents and Approvals. Except as set forth on Schedule 3.1(e), the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) application(s) to each applicable Trading Market for the listing of the Conversion Shares and Warrant Shares for trading thereon in the time and manner required thereby and other approvals required by each applicable Trading Market, and (iii) such filings as are required to be made under applicable state or federal securities laws (collectively, the “Required Approvals”). For the avoidance of doubt, compliance with NASDAQ Listing Rule 5635(d) shall be a Required Approval. Specifically, the Company shall not effect the conversion of any of the Series A Preferred Stock, or the exercise of any Warrant held by an Investor, or pay any dividend in the form of Common Stock, and an Investor shall not have the right to convert any of the Series A Preferred Stock or exercise Warrants held by such Investor and any such conversion or exercise shall be null and void and treated as if never made, if to the extent that after giving effect to such payment of dividend in the form of Common Stock, or such conversion or exercise of such Warrant, the aggregate amount of Common Stock issuable to the Investor would exceed, when added to the previously issued shares of Common Stock, the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following Approval (defined below). If the number of shares of Common Stock pursuant to conversion of the Series A Preferred Stock or exercise of Warrants issued to the Investor reaches the Nasdaq 19.99% Cap, so as not to violate the 20% limit established in Listing Rule 5635(d), the Company, at its election, will use reasonable commercial efforts to obtain stockholder approval for the issuance of Common Stock upon a conversion of the Series A Preferred, any potential issuance of the payment of dividends in the form of Common Stock, or issuance pursuant to the exercise of the Warrants, if necessary, in accordance with the requirements of Nasdaq Listing Rule 5635(d) (the “Approval”).

3. Necessary Acts. Each party to this Amendment hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Amendment and the transactions contemplated hereby.

4. Governing Law. This Amendment will be governed by and construed under the Governing Law and Venue provisions of the Securities Purchase Agreement.

5. Continued Validity. Except as otherwise expressly provided herein, the Securities Purchase Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

QUANTUM COMPUTING INC.

By:
(Signature)

Print Name:	Christopher Roberts
Print Title:	Chief Financial Officer

[Investor]

By:
(Signature)

Print Name:
Print Title: